Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces First Quarter 2023 Results

FOR IMMEDIATE RELEASE

CANTON, Ohio (May 15, 2023) – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its first quarter 2023 results for the period ended March 31, 2023.

“Our primary focus remains on driving revenue growth through the creation of assets and new content for our guests to enjoy. This spring, we hosted over one hundred thousand people on campus for various sporting and entertainment events, signed several compelling media deals, and have continued to establish our brand within the gaming space. We are transitioning from necessary pre-opening launch expenses into a more efficient cost model with refinement of ongoing operations across our company. Executing our strategy to drive synergistic revenue growth and expense management will lead to future profitability,” said Michael Crawford, HOFV President and CEO.

Key Financial Highlights

●	First quarter revenue was $3.1 million, an increase of 48% compared to the same period in the prior year. First quarter results were driven by event and rental revenue at the Hall of Fame Village and hotel revenue. Revenue from the Hall of Fame Village Media vertical also contributed to results.

●	First quarter net loss attributable to shareholders was $19.6 million, compared to a net loss of $8.1 million in the same period in the prior year, primarily driven by increased operating expenses and net interest expense.

●	First quarter adjusted EBITDA was a loss of $12.0 million, compared to a loss of $6.7 million in the same period in the prior year. The change was primarily driven by increased operating expenses related to several non-recurring items including start-up costs from Don Shula’s American Kitchen, film costs associated with media production, and recognition of timing for certain compensation-related expenses. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance, including restricted cash and investments held maturity, of $47.0 million, compared to $50.5 million as of December 31, 2022. The lower cash balance was due to operating activities and increased capital expenditures related to construction activities, partially offset by construction-related financing.

●	The Company received proceeds from the Stark County Port Authority’s issuance of $18.1 million Tax Increment Financing Revenue Bonds.

Key Business Highlights

●	Announced the Hall of Fame Village will be the host site for two USFL teams during the 2023 regular season, as well as the North Division Playoff Game in late June and USFL Championship Game in early July. Both the Pittsburgh Maulers and New Jersey Generals held their training camps at the Forever Lawn Sports Complex and are playing home games at Tom Benson Hall of Fame Stadium.

●	Announced another large stadium event to the summer calendar at Tom Benson Hall of Fame Stadium. The Company is bringing the KIDZ BOP Never Stop Live Tour and will be making its only appearance to northeast Ohio on July 25, 2023.

●	Hall of Fame Village Media and Brinx.TV announced partnership to create “John Brenkus Presents: The GOAT Code.” This show will bring to life the scientific tangibles and intangibles behind the performance of the greatest football players of all time.

●	Announced the opening of Don Shula’s American Kitchen, a new signature restaurant from Shula’s Restaurant Group, at its Fan Engagement Zone in Canton, Ohio. The restaurant serves an all-star lineup of American kitchen classics set in an approachable, family-friendly space that celebrates the life and legacy of Coach Shula, one of the most iconic figures in the history of the National Football League.

Conference Call

The Company will host a conference call and webcast Tuesday, May 16, 2023, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: https://ir.hofreco.com.

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The press release includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended March 31,
	2023	2022
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(19,609,797)	$(8,112,097)
(Benefit from) provision for income taxes	-	-
Interest expense, net	3,632,637	1,213,541
Depreciation expense	2,553,360	3,242,285
Amortization of discount on note payable	855,891	1,355,974
EBITDA	(12,567,909)	(2,300,297)

Loss on extinguishment of debt	-	148,472
Change in fair value of warrant liability	238,000	(4,750,000)
Change in fair value of interest rate swap	100,000	-
Preferred stock dividends	266,000	266,000
Income attributable to non-controlling interest	(48,577)	(77,372)
Adjusted EBITDA	$(12,012,486)	$(6,713,197)

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

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